EXHIBIT 5.1


                  [OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]



April 20, 1998

Board of Directors
Angeion Corporation
7601 Northland Drive
Minneapolis, Minnesota  55428-1088

RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


We have acted as counsel to Angeion Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of the resale of
(a) $22,150,000 7 1/2% Senior Convertible Notes due 2003 (the "Notes") and (b) an aggregate of 8,737,661 shares of the Company's Common Stock, $.01 par value per share, together with the preferred stock purchase rights attached thereto (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 20, 1998 (the "Registration Statement") on behalf of the certain selling securityholders named therein (the "Selling Securityholders"). The securities to be registered for resale under the Registration Statement consist of: (i) the Notes, (ii) 25,000 currently outstanding shares (the "Outstanding Shares"), (iii) the shares (the "RGC Warrant Shares") issuable upon the exercise of a certain warrant for 727,500 shares of Common Stock held by RGC International Investors, LDC (the "RGC Warrant"); (iv) the shares (the "Conversion Shares") issuable upon the conversion of the Notes; (v) the shares (the "Underwriters Warrant Shares") issuable upon the exercise of certain warrants held by HSBC Securities, Inc. and Prudential Securities, Incorporated (the "Underwriters Warrants"), to be sold by the Selling Securityholders; and (vi) such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes and exercise of the RGC Warrant and the Underwriters Warrants as a result of adjustment to the conversion price and exercise price, respectively (collectively, the "Additional Shares"). The RGC Warrant and the Underwriters Warrants are collectively referred to herein as the "Warrants" and the RGC Warrant Shares and the Underwriters Warrant Shares are collectively referred to herein as the "Warrant Shares."


In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents

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Board of Directors
Angeion Corporation
April 20, 1998
Page 2


tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company had the corporate authority to issue the Notes and the Outstanding Shares and has the corporate authority to issue the Conversion Shares, Warrant Shares and Additional Shares in the manner and under the terms set forth in the Registration Statement.

2. The Notes and the Outstanding Shares being registered for resale by the Selling Securityholders under the Registration Statement have been duly authorized and validly issued. The Outstanding Shares are fully paid and nonassessable. The Conversion Shares, Warrant Shares and Additional Shares have been duly authorized and when issued, delivered and paid for in accordance with the terms of the Note and Warrants, respectively, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal law of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Validity of Securities" in the Prospectus constituting a part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company and Morrison & Foerster LLP to the extent necessary to deliver its opinion set forth in Exhibit 5.2 of the Registration Statement, no one is entitled to rely on this opinion.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP

OPPENHEIMER WOLFF & DONNELLY LLP
Plaza VII Suite 3400
45 South Seventh Street
Minneapolis, MN 55402